                                EXHIBIT 3

                            POWER OF ATTORNEY


     Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Midwest Express Holdings, Inc. on March 8, 2000, Accession Number 0000912057-00-010355 and incorporated herein by reference.

     Power of Attorney, dated as of February 4, 2000 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Midwest Express Holdings, Inc. on March 8, 2000, Accession Number 0000912057-00-010355 and incorporated herein by reference.

     Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Investment Management Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Midwest Express Holdings, Inc. on March 8, 2000, Accession Number 0000912057-00-010355 and incorporated herein by reference.